UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 5, 2026 (May 4, 2026)
Healthcare Realty Trust Incorporated
(Exact name of registrant as specified in its charter)

Maryland	001-35568	20-4738467
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

3310 West End Avenue, Suite 700	Nashville,	Tennessee	37203	(615)	269-8175
(Address of Principal Executive Office and Zip Code)				(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value per share	HR	New York Stock Exchange
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Healthcare Realty Trust Incorporated	☐	Emerging growth company
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Healthcare Realty Trust Incorporated	☐

Item 8.01	Other Events
On May 4, 2026, Healthcare Realty Trust Incorporated (the “Company”) issued a press release relating to a proposed private offering of Exchangeable Senior Notes due 2032 (the “Notes”) of its subsidiary, Healthcare Realty Holdings, L.P., to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Offering”). A copy of the press release is attached as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

On May 5, 2026, the Company issued a press release relating to the pricing of the Offering of the Notes. A copy of the press release is attached as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference into this Item 8.01.

Neither this Current Report on Form 8-K nor either press release constitutes an offer to sell, or the solicitation of an offer to buy, the Notes or the shares of the Company’s common stock, if any, issuable upon exchange of the Notes.

Item 9.01	Financial Statements and Exhibits.
(d) Exhibits.

99.1	Press release of Healthcare Realty Trust Incorporated, dated May 4, 2026.
99.2	Press release of Healthcare Realty Trust Incorporated, dated May 5, 2026.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 5, 2026	Healthcare Realty Trust Incorporated
	By:	/s/ Daniel Gabbay
Name: Daniel Gabbay
Title: Executive Vice President and Chief Financial Officer